SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒Definitive Proxy Statement
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☐Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Integrated Alarm Services Group, Inc.

(Name of Registrant as Specified in its Charter)

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99 Pine Street, 3rd Floor
Albany, New York 12207

Dear Stockholder:

You are cordially invited to attend the annual meeting of the stockholders of Integrated Alarm Services Group, Inc., a Delaware corporation (the "Company or IASG") to be held at 9:00 a.m. on September 8, 2006 (the "Annual Meeting"), at the Desmond Hotel & Conference Center located at 600 Albany-Shaker Rd., Albany, New York 12211. A Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card are enclosed for your review. All holders of shares of common stock of the Company as of the close of business on August 1, 2006 (the record date), are entitled to notice of, and to vote at, the Annual Meeting.

The business of the Annual Meeting is to: (i) elect the Company's Board of Directors; (ii) consider and transact such other business as may properly and lawfully come before the Annual Meeting.

While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy card which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy card, and return it in the enclosed postage-paid envelope for receipt prior to the meeting.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

               /s/ Charles T. May
                        Charles T. May
                        Acting President and Chief Executive Officer

August 3, 2006

INTEGRATED ALARM SERVICES GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 8, 2006

TO THE STOCKHOLDERS OF INTEGRATED ALARM SERVICES GROUP, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Integrated Alarm Services Group, Inc. (the "Company or IASG"), will be held at 9:00 a.m. on September 8, 2006, at the Desmond Hotel & Conference Center located at 600 Albany-Shaker Rd., Albany, New York 12211, for the following purposes:

1.	To elect the Company's Board of Directors;

2.	To consider and transact such other business, if any, as may properly and lawfully come before the Annual Meeting or any adjournment thereof.

All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on August 1, 2006, as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock on the record date are entitled to vote at the meeting. A list of such stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company at 99 Pine Street, 3rd Floor, and Albany, New York 12207; Attention: Brian E. Shea.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy card and returning it in the envelope provided. Sending in a signed proxy card will not affect your right to attend the meeting and to vote in person. You may revoke your proxy at any time before it is voted by notifying American Stock Transfer & Trust Company in writing before the meeting, or by executing a subsequent proxy, which revokes your previously executed proxy. The address for the American Stock Transfer & Trust Company is 40 Wall Street, New York, New York 10005.

WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                        By  Order of the Board of Directors

                                        /s/ Brian E. Shea
August 3, 2006                                Brian E. Shea
Albany, New York                                                     Executive Vice President and Corporate Secretary

INTEGRATED ALARM SERVICES GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
September 8, 2006

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Integrated Alarm Services Group, Inc. (the "Company or IASG") for the annual meeting of stockholders (the "Annual Meeting") to be held at 9:00 a.m. on September 8, 2006 at the Desmond Hotel & Conference Center located at 600 Albany-Shaker Rd., Albany, New York 12211, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. These proxy solicitation materials are being mailed on or about August 8, 2006 to all stockholders entitled to vote at the meeting.

GENERAL INFORMATION

Record Date; Outstanding Shares
Only stockholders of record at the close of business on August 1, 2006 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of August 1, 2006 consisted of 24,368,836 shares of common stock, $.001 par value. For information regarding stock ownership by management and holders of more than 5% of the outstanding common stock, see "Securities Ownership of Certain Beneficial Owners and Management."

Voting of Proxies and Revocability
All shares represented by properly executed proxies will be voted in accordance with the specifications on the proxy. IF NO SUCH SPECIFICATIONS ARE MADE ON AN EXECUTED PROXY, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED UNDER THE CAPTION "ELECTION OF DIRECTORS". A stockholder who has given a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving written notice thereof prior to the meeting to the Company's transfer agent, American Stock Transfer & Trust Company, or by signing and returning a later dated proxy, or by voting in person at the meeting. Sending in a signed proxy will not affect a stockholder's right to attend the meeting and vote in person. However, mere attendance at the meeting will not, in and of itself, have the effect of revoking the proxy.

The Company has not received any stockholder proposals for inclusion in this proxy statement. The Company knows of no specific matter to be brought before the Annual Meeting which is not referred to in the attached Notice of Annual Meeting.

If any other matter or matters are properly presented for action at the meeting, the persons named in the enclosed proxy card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

Required Vote
The holder of each outstanding share of common stock as of the record date is entitled to one vote on each matter to be voted on at the Annual Meeting. With respect to the election of directors, the holder of each outstanding share of common stock as of the record date is entitled to one vote for as many persons as there are directors to be elected; however stockholders do not have a right to cumulate their votes for directors. The candidates for election as directors will be elected by the affirmative vote of a plurality of the shares of common stock present in person or by proxy and actually voting at the meeting and for any other matter that may properly come before the meeting. THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING ARE OF GREAT IMPORTANCE AND THE STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Solicitation of Proxies
The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telecopy or electronic mail. We have engaged American Stock Transfer & Trust Company to assist in the solicitation process. The Company estimates the cost of solicitation to be $10,000.

Quorum; Abstentions; Broker Non-Votes
Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The presence in person or by proxy of stockholders entitled to vote a majority of the outstanding shares of common stock will constitute a quorum. Shares represented by a proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote "for" or "against" such matter. "Broker non-votes" (i.e. where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will also be counted as present for the purposes of the determination of a quorum. Abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether shareholder approval of that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter.

Annual Report
The Company's Annual Report to Stockholders, which includes its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as conformed to incorporate the amendments set forth in Form 10-K/A filed with the Securities and Exchange Commission on May 1, 2006, is enclosed with this Proxy Statement. The Annual Report contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and should not be considered to be part of the proxy soliciting materials.

ELECTION OF DIRECTORS
Proposal 1

General
The Company’s By-laws provide that the number of directors shall be not less than three nor more than eleven directors and empowers the Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual Meeting. The Board has set the number of directors at seven.

The Board has nominated the following current directors, Raymond C. Kubacki , John W. Mabry, Ralph S. Michael, III, Jason Mudrick , Timothy J. Tully and Arlene M. Yocum to serve a one-year term and until their successors are duly elected and qualified. The Board has also nominated Charles T. May to serve a one-year term and until his successors are duly elected and qualified. Unless authorization is withheld, the persons named as proxies will vote FOR the election of the nominees of the Board of Directors named above. Each nominee has agreed to serve if elected. In the event that any nominee shall unexpectedly be unable to serve, the proxies will be voted for such other person as the Board of Directors may designate.

The Board has determined that the following directors are the independent directors under the rules of the NASDAQ Stock Market: Raymond C. Kubacki, John W. Mabry, Ralph S. Michael, III, Jason Mudrick, Timothy J. Tully and Arlene M. Yocum. These directors constitute more than a majority of the Company’s Board of Directors.

Stockholder Vote Required
The affirmative vote of a plurality of shares of common stock present in person or by proxy at the Annual Meeting will be required to approve the appointment of each director.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

Information Regarding Nominee for Directors

Set forth below is certain information regarding each of the nominees for director of the Company.

John W. Mabry	68	Non- Executive Chairman of the Board, Director
Charles T. May	62	Acting President and Chief Executive Officer
Raymond C. Kubacki	61	Director
Ralph S. Michael III	51	Director
Jason B. Mudrick	31	Director
Timothy J. Tully	42	Director
Arlene M. Yocum	49	Director

Mr. May started his career in 1961 at Federal Alarm Systems in Washington, D.C. In 1967 he joined Wells Fargo Alarm Services as one of its earliest employees. In 1980 Mr. May and several other individuals founded National Guardian where Mr. May served in various capacities including as the Executive Vice President of Electronic Security. From 1984 to 1994, Mr. May was President of  Guardian Security in Detroit. In 1995, he purchased Smith Alarm Systems in Texas and served as President and CEO. From 2002 to 2005, Mr. May served as the Chairman and Chief Executive Officer of Alarm Partners. From 2005 until joining the Company, Mr. May has served as a consultant to the alarm industry. Mr. May currently serves on the Board of Directors of Guardian Security Holdings, Inc., in Atlanta, Georgia and the Technical Advisory Committee of Perennial Software, a security related software provider and Alarm Partners. From 1995 to present Mr. May has served as partner in MKCM Investments which owns commercial real estate and a local Florida alarm company.

Mr. Kubacki has served as a director since June 2004 and is a member of the Board’s Audit, Independent, Governance and Nominating and Compensation Committees. Mr. Kubacki has been President and Chief Executive Officer of Psychemedics Corporation (“Psychemedics”), a biotechnology company with a proprietary drug test product, since July 1991. He has also served as Chairman of the Board of Psychemedics since November 2003. Prior to joining Psychemedics, he held senior management positions in marketing and operations with Reliance Electric Company and ACME Cleveland Corporation. He is also a trustee for the Center for Excellence in Education based in Washington, D.C.

Mr. Mabry has served as a director of the Company since March 2003 and is a member of the Board's Audit, Independent and Compensation Committees.  Mr. Mabry has approximately 35 years of experience in the alarm industry. In 1969 he founded the American Alarm Company that was purchased by Honeywell in 1983. He remained with Honeywell through 1993. From 1993 to 2000, he was the President of Security Network of America and has also served on the Board of Directors and as President of the National Burglary and Fire Alarm Association.  From 2000 to present Mr. Mabry has served as an industry consultant. Mr. Mabry is currently on the Board of Directors of the Central Station Alarm Association and was previously its President. In April 2006 Mr. Mabry was elected Non-Executive Chairman of IASG effective June 2006.

Mr. Michael has been the President and Chief Operating Officer of The Ohio Casualty Insurance Company since 2005. From 2003-2005 he was executive vice president and manager of private asset management and held other positions with U.S. Bank. From 1979 to 2002 he held various executive and management positions with PNC Financial Services Group. Mr. Michael is a director of Key Energy Services, Inc., Friedman, Billings, Ramsey Group, Inc., and Cincinnati Bengals, Inc. He is also a trustee of Xavier University (Ohio). Mr. Michael is Chairman of the Audit Committee and is a member of the Governance and Nominating Committee and the Independent Committee.

Mr. Mudrick was appointed as a director by the Board in June 2006. Mr. Mudrick was suggested as a board candidate by Contrarian Capital Management, LLC, an investment firm based in Greenwich, CT, which as of June 30, 2006 owned approximately 13.21% of the Company’s stock. Mr. Mudrick is a Portfolio Manager at Contrarian. Prior to joining Contrarian in 2001, Mr. Mudrick was an associate in the Mergers & Acquisitions Investment Banking Group at Merrill Lynch & Co from 2000 to 2001. Mr. Mudrick is admitted to the New York State Bar. Mr. Mudrick is a member of the Board of Directors of Safety-Kleen Holdco., Inc., a private company in the industrial waste services industry. Mr. Mudrick is a member of the Independent Committee.

Mr. Tully has served as a director of IASG since January 2003. Mr. Tully is the managing member of Tully Capital Partners, LLC, a diversified private investment firm and Heron Investments, LLC, , a financial advisory company, which he co-founded in 1997.  Prior to Tully Capital Partners, Mr. Tully was President of Pioneer Investment Properties, which engaged in commercial real estate acquisitions and operations.  He is a former Floor Official on the New York Options Exchange, where he traded equity and index options as an independent market maker.   Mr. Tully is the IASG Compensation Committee Chairman and also serves on the Audit and Independent Committees.

Ms. Yocum has served as a director of the Company since October 2005. Ms. Yocum has been Executive Vice President, Managing Executive of PNC Advisors, Wealth Management and Institutional Investment Groups since 2003. From 2000 to 2003 Ms. Yocum was an Executive Vice President of the Institutional Investment Group of PNC Advisors. From 1993 to 2000 Ms. Yocum held management and executive positions with PNC Advisors. Ms. Yocum is a Trustee and Vice President of the Philadelphia Community College Foundation and a member of American Bankers Association Wealth Management and Trust Conference Board. Ms. Yocum is the Chairperson of both the Governance and Nominating Committee and the Independent Committee.

Director Attendance
The Board met a total of 8 times during the fiscal year ended December 31, 2005. During 2005, the Board had a standing Audit Committee and Compensation Committee. No incumbent Director, attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he/she served, if any, during the fiscal year ended December 31, 2005.

Committees of the Board
The Audit Committee appoints and provides for the compensation of the Company’s independent auditors; oversees and evaluates the work and performance of the independent auditors; reviews the scope of the audit; examines the results of audits and quarterly reviews; considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by the Company’s management; approves all professional services to be provided to the Company by its independent auditors; reviews internal accounting procedures and controls with the Company’s financial and accounting staff; oversees a procedure that provides for the receipt, retention and treatment of complaints received by the Company and of confidential and anonymous submissions by employees regarding questionable accounting or auditing matters; and performs related duties as set forth in applicable securities laws, NASDAQ corporate governance guidelines and the Audit Committee charter. The Audit Committee functions pursuant to its charter adopted by the Board in August 2003, which is attached as exhibit “A”.

The members of the Company’s Audit Committee are Messrs. Kubacki , Mabry, Michael, and Tully. Mr. Ralph S. Michael III is the Audit Committee Chairman. The Audit Committee met sixteen (16) times during the fiscal year ended December 31, 2005. Each of Messrs. Michael, Mabry, Kubacki and Tully are independent directors under the rules of the NASDAQ Stock Market. Each of the members of the Audit Committee are able to read and understand fundamental financial statements. While more than one member of the Company’s Audit Committee qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-K, Mr. Michael is the designated audit committee financial expert.

The members of the Company’s Compensation Committee are Messrs. Kubacki, Mabry and Tully, each of whom is an independent director under the rules of NASDAQ Stock Market. Mr. Tully became the Compensation Committee Chairman in May 2005. The Compensation Committee has such powers as may be assigned to it by the Board of Directors from time to time and operates pursuant to a charter adopted by the Board of Directors. The Compensation Committee is currently charged with, among other things, reviewing and recommending compensation packages for our officers, administering our Stock Option Plan and establishing and reviewing general policies relating to compensation and benefits of the Company’s employees. The Compensation Committee met four (4) times during fiscal 2005.

The members of the Company’s Governance and Nominating Committee are Mr. Kubacki, Mr. Michael and Ms. Yocum, each of whom is an independent director under the rules of NASDAQ Stock Market. Ms. Yocum is the Governance and Nominating Committee Chairperson. The Company established a combined Governance and Nominating Committee during 2006 so there were no meetings in 2005. This committee provides direction to the Company regarding corporate governance and process in addition to nominating candidates for the Board of Directors. As a newly formed committee, the Governance and Nominating Committee, together with the Board, is in the process of developing the committee’s charter.

The members of the Independent Committee are Mr. Kubacki, Mr. Mabry, Mr. Michael, Mr. Mudrick, Mr. Tully, and Ms. Yocum. Ms. Yocum is Chairperson of this Committee. During 2006 the Company formed the Independent Committee, consisting entirely of independent directors to analyze various strategic options, including, but not limited to, a possible sale or merger of the Company. The Company has retained Houlihan Lokey Howard & Zukin to assist the Board in evaluating certain strategic alternatives under consideration by the Board. While there has been significant interest expressed by third parties to enter into a range of possible transactions with the Company, no formal decisions have been made and no agreements have been reached at this time. There can be no assurances that any particular alternative will be pursued or that any transaction will occur, or on what terms. Because the Independent Committee was formed in 2006, no meetings were held in 2005.

Compensation of Directors
During fiscal 2005, the Company paid its non-employee Directors an annual retainer of $25,000. Mr. Michael received an additional $15,000 for serving as the Chairman of the Audit Committee. Mr. Tully received an additional $5,000 for serving as the Compensation Committee Chairman. Directors also receive Board Meeting fees of $1,000 per meeting. During fiscal 2006, the Company will pay each of its non-employee Directors an annual retainer of $25,000. Additional fees will be paid as follows: $5,000 for Audit Committee members and $15,000 for the Audit Committee Chairman, $3,500 for Compensation Committee members and $5,000 for the Compensation Committee Chairman, $3,500 for Governance and Nominating Committee members and $5,000 for the Governance and Nominating Chairman, $3,500 for the Lead Director and Committee Meeting fees of $1,000 per meeting. We also reimburse Directors for reasonable expenses in attending meetings. On June 1, 2006 the Non-Executive Chairman of the Board received a $140,000 annual fee plus an option to purchase (i) 25,000 shares of the Company at an exercise price of $4.25 per share and (ii) 50,000 shares of the Company at an exercise price of $5.25 per share. Mr. Mudrick will not receive any compensation for serving on the Board.

Code of Ethics and Code of Conduct

We have adopted a Code of Ethics for our officers, including our principal executive officer, principal financial officer, principal accounting officer, persons performing similar functions and directors.

Stockholders may request a free copy of the Code of Ethics and/or Annual Report from:

Integrated Alarm Services Group, Inc.
Attn: Investor Relations
99 Pine Street, 3rd floor
Albany, NY 12207
(518) 426-1515

Any amendment of our Code of Ethics or waiver thereof applicable to any of our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions will be disclosed on our website within 5 days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed.

In addition we have also adopted a Code of Conduct applicable to directors, officers, employees and agents of IASG.

Stockholders may request a free copy of the Code of Conduct from the above listed address.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

While the Company does not have a formal policy regarding Board member attendance at annual meetings of stockholders, The Company expects each member of the Board of Directors to attend each annual meeting of stockholders. In 2005 a majority of the Board of Directors attended the annual stockholders meeting.

Nomination of Directors

The Company’s Governance and Nominating Committee has the responsibility to identify and nominate potential nominees for directors from various sources. In discharging its responsibilities, the Governance and Nominating Committee will review the qualifications of these persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Governance and Nominating Committee does not have a predetermined set of qualifications for nominees for directors. Instead, the committee will evaluate the qualifications of proposed candidates based on the needs of the Company and its board of directors and stockholders at the time a nominating decision is being made. Among the attributes the Governance and Nominating Committee will consider is a review of the person's judgment, experience, independence, understanding of the Company's business and the associated industry and such other factors as the Governance and Nominating Committee determines are relevant.

The Governance and Nominating Committee does not have a formal policy regarding the consideration of director candidates recommended by stockholders, relying instead on a review of stockholder recommendations for director when made. While the Governance and Nominating Committee may consider candidates for director recommended by stockholders, it has no obligation to nominate such candidates to the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Governance and Nominating Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a stockholder has a suggestion for candidates for election, it should be mailed to the Chairperson of the Governance and Nominating Committee at 99 Pine Street, 3rd Floor, Albany, NY 12207. No person recommended by a stockholder will be included in the Company’s proxy statement as a nominee unless the recommended person is nominated by the Governance and Nominating Committee.

Procedures for Contacting the Board

The Board has not implemented a formal process for stockholders, employees or other interested parties to send communications to the Board or individual directors. However, stockholders, employees or other interested parties wanting to contact the Board or individual directors may send a letter to the Legal Department, 99 Pine Street, 3rd Floor, Albany, NY 12207. The Legal Department of the Company will receive this correspondence. Communication with the Board may be anonymous. The Legal Department of the Company will forward all communications to the Board, to the chairperson of the Nominating and Governance Committee, which will determine when it is appropriate to distribute such communications to other members of the Board or any committee or to management. Employees who wish to make a confidential anonymous report about the Company’s accounting, auditing, internal controls and disclosure practices can do so at www.ethicspoint.com or by calling (866) 384-4277. These communications are received directly by the Chairperson of the Audit Committee and the Corporate Secretary.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

Name	Age	Position
Charles T. May	62	Acting President and Chief Executive Officer
Bruce E. Quay	48	Chief Operating Officer
Brian E. Shea	47	Executive Vice President
Robert B. Heintz	50	Executive Vice President-Monitoring COO
Michael T. Moscinski	54	Chief Financial Officer

Executive Officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors.

See Mr. May’s biography on page 6 of this document.

Mr. Quay is our Chief Operating Officer. He joined the Company in April 2005. From 2003 to 2005, Mr. Quay was Executive Vice President and Principal of Aquatic Development Group (“ADG”), a privately held company servicing the aquatics industry through its project services and equipment systems divisions.  Prior to ADG, from 1990 to 2002, Mr. Quay held various senior level positions at Cookson Plastic Molding Group where he served as President and Chief Executive Officer from 1998 to 2002. Cookson Plastic Molding Group is a wholly owned subsidiary of Cookson Group, PLC, which is a global leader in the supply of plastic products to the material handling, pool construction, office equipment and lawn and garden markets. Prior to Cookson Plastic Molding Group, Mr. Quay held various senior level management positions with Heldor Industries, a leading national manufacturer and distributor of swimming pool products.

Mr. Shea has served as an Executive Vice President since March 2003. In this role, he heads our retail account acquisition and loan division, including portfolio management, due diligence, performance monitoring and collections. Additionally Mr. Shea serves as our Corporate Secretary and Insider Trading Compliance Officer. Prior to serving in his current role, he was our Chief Financial Officer and had served as the Chief Financial Officer of IASI and its predecessor companies since 1992. Prior thereto, he was Vice President of Finance/Controller of Hiland Park, a real estate development company. Prior to joining Hiland Park, he was an Analyst at Galesi Group and a Financial Manager for General Electric Corporation, where he graduated from GE's Financial Management Training Program.

Mr. Heintz has served as our Executive Vice President-Monitoring Services since March 2005. Prior to serving in his current role, he was our Vice President, Finance and Administration—Monitoring Services since January 2003. He was previously our Chief Financial Officer, a position he held since April 2000. Prior to joining IASG, he was Vice President and Chief Financial Officer of Monital Signal Corporation, from January 1997 to April 2000, which we acquired in April 2000. Before working for Monital, he was Vice President Finance & Information Services for Brownstone Studio, Inc., a garment cataloger and manufacturer, where he worked from 1994 to 1996. Before Brownstone, he spent 14 years with the Dun & Bradstreet Corporation where he held several finance and accounting positions.

Mr. Moscinski has served as our Chief Financial Officer since March 2003. Prior to serving in his current role, Mr. Moscinski served IASG and its predecessor companies in various financial positions since April 2002. Prior to joining IASG, he served as Vice President, Corporate Controller and Interim Chief Financial Officer for United Road Services, Inc., a public company based in Albany, New York, where he worked from 1998 through 2001. From 1987 to 1998, Mr. Moscinski was the Director of Corporate Accounting for National Micronetics Inc., a public company based in Kingston, New York. From 1976 to 1987, Mr. Moscinski was with KPMG International and its predecessor firms, where he was a Senior Manager in audit. Mr. Moscinski is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Mr. McGinn served as our Chairman of the Board and Chief Executive Officer since January 2003. Effective June 1, 2006, Mr. McGinn ceased being Chairman of the Board and Chief Executive Officer. Mr. McGinn was the President of Integrated Alarm Services, Inc. and is the non-executive Chairman of the Board of McGinn, Smith & Co., Inc. He has served as Chairman of the Board of McGinn, Smith since 1980 and was an executive officer from 1980 to 2003. He has also served as non-executive Vice Chairman of Pointe Financial Corp., a publicly traded commercial bank and non-executive Chairman of its affiliate Pointe Bank. Mr. McGinn also serves as a Director of Same Day Surgery, Inc. On June 14, 2006, Mr. McGinn resigned from the Board of Directors.

Mr. Few, Sr. served as our Vice Chairman and President and has over 35 years of experience in the security alarm industry. Mr. Few, Sr. has been with IASG and its predecessors since 1985, where he started as Executive Vice President. Effective May 1, 2006 Mr. Few ceased being Vice Chairman and President.  Prior to IASG, Mr. Few, Sr. held senior positions with Holmes Protection, Inc., ADEMCO, Guardian and ADT. Prior to his work with these firms, Mr. Few, Sr. owned and operated an independent alarm company and central station in New Jersey. On June 13, 2006, Mr. Few resigned from the Board of Directors.

Executive Compensation and Related Matters

Executive Compensation
The following table sets forth certain information regarding compensation paid or accrued by us to our Chief Executive Officer and to the four most highest compensated executive officers who were paid in excess of $100,000 in salary and bonus for all services rendered to us in all capacities during the years ended December 31, 2005, 2004 and 2003.

Name and Principal Position	Year	Salary	Other Annual Compensation (3)	Bonus		Securities underlying options/SARs (#)

Charles T. May (7)	2005	$-	$-	$-
Acting President and Chief Executive Officer	2004	$-	$-	$-
	2003	$-	$-	$-

Timothy M. McGinn (6)	2005	$416,000	$17,361	$100,000	(1)	-
Former Chairman and Chief Executive Officer	2004	$416,000	$14,400	$100,000	(1)	-
	2003	$380,000	$14,400	$175,000	(1)	-

Thomas J. Few, Sr. (6)	2005	$416,000	$16,932	$100,000	(1)	-
Former Vice Chairman and President	2004	$416,000	$14,677	$100,000	(1)	-
	2003	$378,463	$14,400	$175,000	(1)	-

Bruce E. Quay (2)	2005	$270,000	$2,306	$-		25,000
Chief Operating Officer

Brian E. Shea	2005	$170,000	$8,175	$-		-
Executive Vice President	2004	$170,000	$4,440	$-		8,000
	2003	$129,923	$3,500	$22,500		-

Michael T. Moscinski	2005	$157,178	$5,373	$-		-
Chief Financial Officer	2004	$145,000	$3,996	$-		12,000
	2003	$116,597	$3,500	$22,500		-
Other Highly Compensated Employees:

William Romano (4)	2005	$178,708	$6,000	$-		-
Senior Vice President and General	2004	$179,301	$-	$-		-
Manager of PSI	2003	$3,803	$-	$-		-

David Spinner (5)	2005	$183,559	$2,355	$-		3,000
Vice President of Sales of AHS	2004	$177,038	$2,315	$-		-
	2003	$13,848	$-	$-		-

(1)	Includes a fixed contractual bonus of $100,000 and a discretionary merit bonus of $75,000 paid in 2004 for performance in 2003. No discretionary bonus was granted for performance in 2004 or 2005.
(2)	Mr. Quay was employed effective April 1, 2005. Upon employment he was issued 25,000 options which vest over three years. These became fully vested and exercisable upon Mr. McGinn ceasing to be the CEO.
(3)	Other compensation includes auto allowances, matching contributions und the 401(k) plan, and preferential health and dental insurance benefits.
(4)	Employment with the Company began December 15, 2003.
(5)	Employment with the Company began November 21, 2003 and ended on February 10, 2006.
(6)	Founder options were granted upon company going public but they were not issued related to employment. Mr. McGinn owns 356,524 of founder options and Mr. Few owns 890,876 founder options.
(7)	Mr. May started with the Company on April 23, 2006.

Options Granted in 2005
We issued 25,000 stock options in total to one of our executive officers during 2005.

Name	Number of Securites Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
					5%	10%
Bruce E. Quay	25,000	59%	$4.86	4/4/2015	$76,411	$193,640

These became fully vested and exercisable as of May 31, 2006.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options/SARs at FY-End (Exercisable/Unexercisable)
Timothy M. McGinn	-	-	213,914 / 142,610	$0 / $0
Thomas J. Few	-	-	534,525 / 356,351	$0 / $0
Bruce E. Quay	-	-	8,333 / 16,667	$0 / $0
Brian E. Shea	-	-	2,666 / 5,334	$0 / $0
Michael T. Moscinski	-	-	4,000 / 8,000	$0 / $0

Long-Term Incentive Plans

The Integrated Alarm Services Group, Inc. 2003 Stock Incentive Plan
We have adopted, and our stockholders have approved, our equity compensation plan: The Integrated Alarm Services Group, Inc. 2003 Stock Option Plan (the “2003 Plan”). The purpose of the 2003 Plan is to attract, motivate retain and reward high quality executives and other employees, officers, director and affiliates by enabling such persons to acquire or increase a proprietary interest in us in order to strengthen the mutuality of interest between such persons and our shareholders and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.

The 2003 Plan permits the grant of options which may either be incentive stock options (“ISOs”), within the meaning of Section 422 of the Code or non-qualified stock options (“NSOs”), which do not meet the requirements of Section 422 of the Code. The total number of shares of our common stock that may be issued under the 2003 Plan may not exceed 150,000, subject to possible adjustment in the future as described below. As of December 31, 2005, 139,166 options have been granted and are outstanding under this plan.

All of our employees, officers, directors, consultants and independent contractors, or of any subsidiary or affiliate are eligible to be granted options. Within the limits of the 2003 Plan, the compensation committee has exclusive authority, among other things, to select those to whom options shall be granted, to determine the number of shares of common stock to be covered by each option and to determine the other terms of each option, including, but not limited to, the exercise price and duration. Only employees may be granted ISOs.

The exercise price of an option granted under the 2003 Plan may not be less than 100% of the fair market value of our common stock on the date of grant (110% of such fair market value in the case of an ISO granted to an optionee who owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of our stock).

Options are not transferable or assignable other than by will or the laws of descent and distribution and may be exercised during the holder’s lifetime only by the holder.

The number of shares of common stock authorized for issuance under the 2003 Plan may be adjusted in the event our shares of common stock are changed into, or exchanged for cash, or securities of another entity through a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or combination or other similar transaction.

The Integrated Alarm Services Group, Inc. 2004 Stock Incentive Plan
We have adopted, and our shareholders have approved, our equity compensation plan: The Integrated Alarm Services Group, Inc. 2004 Stock Incentive Plan (the “2004 Plan”). Our Board of Directors believed that it was in our best interests and the best interests of our shareholders to adopt a new plan that will allow us to provide a variety of equity-based incentives to our key employees and consultants. The adoption and approval of the 2004 Plan did not amend or modify the 2003 Plan or adversely affect rights under any outstanding stock options previously granted under the 2003 Plan.

The 2004 Plan is administered by our Compensation Committee. The Compensation Committee has the full authority to select the recipients of awards granted under the 2004 Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. Eligibility for awards under the 2004 Plan is limited to our key employees (including employees who are also officers and/or directors) and consultants as selected by the committee based on, among other things, their duties and the compensation committee’s assessment of their present and potential contributions to our success.

Awards under the 2004 Plan may be granted in the form of ISOs that qualify under Section 422 of the Code, NSOs, stock appreciation rights, restricted stock, deferred stock awards and performance awards. The number of shares of our common stock reserved for issuance under the 2004 Plan is 1,200,000, subject to adjustment. As of December 31, 2005, 79,250 options have been granted under the 2004 Plan.

The exercise price of options granted under the 2004 Plan is determined at the discretion of the compensation committee, but the exercise price per share generally may not be less than the fair market value of a share of our common stock on the grant date of the option. In the case of ISOs granted to any holder on the date of grant of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of our stock or a parent or subsidiary corporation (a “10% Shareholder”), the exercise price per share may not be less than 110% of the fair market value of a share of our common stock on the grant date.

Equity Compensation Plan Information
The following table sets forth information regarding our existing compensation plans and individual compensation arrangements pursuant to which our equity securities are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders - 2003 Plan	139,166	$6.96	10,834

Equity compensation plans approved by security holders - 2004 Plan	79,250	$5.39	1,120,750

Retirement Plans
We have a 401k plan under which we may, but are not obligated to, make matching contributions. The Company matches 50% of employees contributions up to 6% of compensation. The Company matching contributions are discretionary and subject to management review and approval.

Compensation Committee Interlocks and Insider Participation
In March 2005, our Board of Directors elected to replace Mr. Allen with Mr. Kubacki on the Compensation Committee and Messrs. Mabry and Tully to remain on the Compensation Committee for fiscal 2005, each of whom is an independent Director under the rules of the Nasdaq Stock Market. Mr. Tully became the Compensation Committee Chairman in May 2005.

Employment Agreements
In connection with Mr. May’s appointment, we have negotiated employment terms with Mr. May including monthly compensation of $35,000 and the grant of an option to purchase (i) 50,000 shares of our common stock at an exercise price per share of $4.25, and (ii) 100,000 shares of our common stock at an exercise price per share of $5.25. This stock option will vest and become non-forfeitable on November 1, 2006, the sixth-month anniversary of the date of employment (provided that he is employed by us on that date) and shall become exercisable on April 23, 2007 the first anniversary of the date on which it was granted. The stock option shall automatically vest, to the extent not then vested, if his employment with us is terminated other than for just cause. The stock option will immediately vest and become fully exercisable, to the extent not then vested and exercisable, upon a "Change of Control" of the Company, as such term is defined in our 2004 Stock Incentive Plan. His stock option, once vested, shall remain exercisable until April 23, 2009, the third anniversary of the date on which it was granted, except that it will be forfeited immediately, whether or not it is vested, if his employment is terminated for just cause. The stock option shall otherwise be subject to the terms of the 2004 Stock Incentive Plan and the Company's form of option agreement. The terms of Mr. May's employment also contains standard indemnification and confidentiality provisions. Either Mr. May or the Company may terminate this agreement upon 30 days prior written notice. If the Company so terminates this agreement, Mr. May will receive one month’s additional salary (unless the termination is for just case in which case, the termination will be immediate and no severance will be payable.

We entered into employment agreements with Messrs. McGinn and Few, Sr. on January 31, 2003 which had a term of three years. Certain terms of their contracts were re-negotiated in November 2005. Their agreements would have expired in January 2006, but were extended for an additional three (3) month period and expired in April 30, 2006. Under the agreements, Messrs. McGinn and Few, Sr. each received an annual salary of $416,000, Messrs. McGinn, and Few, Sr. also received a leased car paid for by us ranging from $1,000 to $1,200 per month. In addition, Messrs. McGinn and Few, Sr. were eligible to receive an annual bonus at the discretion of our Board of Directors, with a minimum contractual bonus of $100,000 per year through 2005. The Board of Directors could also provide additional benefits to the employees, including but not limited to, health insurance, disability insurance and life insurance.

In connection with the expiration of Mr. McGinn’s employment agreement on April 30, 2006, we entered into a Transition Services Agreement (the "Transition Services Agreement"), effective April 22, 2006 with him. Pursuant to the terms of the Transition Services Agreement, Mr. McGinn's status as an employee and officer extended through and terminated on May 31, 2006. Mr. McGinn also ceased to be Chairman of the Board of Directors on May 31, 2006. Under the Transition Services Agreement, Mr. McGinn was entitled to continue to receive his current base salary and to participate in our benefit plans in accordance with the terms currently applicable under Mr. McGinn's expiring employment agreement through May 31, 2006. In connection with his termination as Chief Executive Officer, we made a one-time cash lump sum payment to Mr. McGinn under the Transition Services Agreement in the amount of fifty per cent of his current rate of annual base salary. Mr. McGinn will be entitled to reimbursement for medical continuation coverage for the lesser of eighteen months or the period for which such coverage remains in effect. Mr. McGinn is subject to a 6-month non-compete agreement following his departure. In conjunction with the Transition Services Agreement, Mr. McGinn executed a release of claims against the Company. On June 14, 2006, Mr. McGinn resigned from the Board of Directors.

Mr. Few, Sr.’s status as an employee and officer extended through and terminated on April 30, 2006. On June 13, 2006, Mr. Few resigned from the Board of Directors.

Our credit agreement with LaSalle Bank National Association provides that if either Mr. McGinn or Mr. Few are no longer with us it is an event of default under the credit facility. We obtained a waiver of this provision from LaSalle Bank on April 27, 2006.

Additionally, we have entered into employment agreements with Messrs. Quay, Shea, Heintz and Moscinski. The employment agreement with Mr. Heintz was entered into on October 1, 2002 and had a term of three years. The employment agreements with Messrs. Moscinski and Shea were entered into in March 2003 and had a term of three years. The employment agreement with Mr. Quay was entered into in April 2005 and also has a term of three years. The term of the employment agreements with Messrs. Quay, Shea, Heintz and Moscinski automatically extend for additional one (1) year periods, unless either party elects, not less than 90 days prior to the annual anniversary date, not to extend the employment term.  The Company is currently in discussions with Messrs. Moscinski and Quay regarding their employment agreements.  In June 2006 the Company informed Mr. Heintz that his employment agreement would not automatically renew and this renewal is currently in negotiations. Currently, Messrs. Quay, Shea, Heintz and Moscinski receive annual salaries of $360,000, $170,000, $170,000 and $160,000, respectively. In addition, each of the employees could receive an annual bonus at the discretion of our Board of Directors.  Mr. Heintz also receives $12,000 per year as an automobile allowance.  The Board of Directors may also provide additional benefits to the employees, including but not limited to, health insurance, disability insurance and life insurance. The agreements contain a one year non-competition provision.

We may terminate the employment agreements for Messrs. Quay, Shea, Heintz and Moscinski for Cause (as defined below) and in such event we will not be responsible for the payment of any compensation under the agreement other than amounts accrued as of the termination date. In the event of an employee’s death, the agreement automatically terminates, except that the respective employee’s estate shall receive any accrued salary or bonus as of the date of death. “Cause” is defined as: (i) employee’s misconduct as could reasonably be expected to have a material adverse effect on our business and affairs; (ii) employee’s disregard of lawful instructions of our Board of Directors consistent with employee’s position relating to our business or neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on our business and affairs; (iii) engaging by the employee in conduct that constitutes activity in competition with us; (iv) the conviction of employee for the commission of a felony; or (v) the habitual abuse of alcohol or controlled substances. In no event shall the alleged incompetence of an employee, in the performance of such employee’s duties, be deemed grounds for termination for Cause.

Under the agreements for Messrs. Heintz, Shea and Moscinski, if an employee terminates following the occurrence of certain Events (as defined below), such employee is entitled to receive an amount equal to 12 months salary and payment of any previously declared bonus. An “Event” includes: (i) failure to be elected or appointed to the position then held by the employee; (ii) a material change in the employee’s duties or responsibilities; (iii) a relocation of place of employment by more than 30 miles; (iv) a material reduction in the base compensation or other benefits to the employee; (v) failure by us to obtain the assumption of this Agreement by any successor, or, termination of employment following (a) a breach of the employment agreement by us, or (b) a change of control. If one of these employees is terminated in breach of the agreement, such employee is entitled to receive an amount equal to 24 months salary and payment of any declared bonus. In the case of Mr. Quay, if he terminates his agreement following the occurrence of an Event described above or if he is terminated in breach of his agreement, his agreement provides that he is entitled to receive an amount equal to 6 months salary and declared bonus,

Under their employment agreements, in the event that employment is terminated, or if such employees are required to relocate to an unacceptable location, within two years of the change of control, Messrs. Heintz, Shea and Moscinski shall be entitled to a cash bonus, equal on an after-tax basis to two times their average compensation, including salary, bonus, and any other compensation, for the three previous fiscal years. In addition, upon a change of control, their employment agreements provide for the vesting and acceleration of any stock options or warrants held by such person. In the event Mr. Quay is terminated within six months following a change of control, he would be entitled to a cash bonus, equal, on an after-tax basis to his average compensation for the previous three fiscal years, including salary, bonus and any other compensation. In addition, upon a change of control, his employment agreements provides for the vesting and acceleration of any stock options or warrants held by him. (The employment agreements for Messrs. McGinn and Few, Sr., provided for a cash bonus, equal to three times the employee’s average compensation, including salary, bonus and any other compensation for the three previous fiscal years.) In the event that any of the payments to be made or otherwise upon termination of employment are deemed to constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), these employment agreements provide that we shall assume all liability for the payment of any exercise tax imposed on such parachute payment under the Code, and we shall immediately reimburse such person on a “gross-up” basis for any income taxes attributable to them from our payment of the exercise tax and reimbursements.

A “change of control” under the employment agreements described in the immediately preceding paragraph means: (i) the acquisition by any person or group of 50% or more of the combined voting power of our then outstanding securities, (ii) a majority of our Board of Directors-nominated slate of candidates for our Board of Directors is not elected, (iii) we consummate a merger in which we are not the surviving entity, (iv) the sale of substantially all of our assets, or (v) our stockholders approve the dissolution or liquidation of the Company. Mr. Quay’s employment agreement also included Mr. McGinn’s ceasing to be chief executive officer of the Company as a change of control. Accordingly, a change of control has occurred for the purposes of Mr. Quay’s contract.

Under the employment agreements for Messrs. Quay, Shea, Heintz and Moscinski, the employee may terminate the agreement by providing 30 days written notice. In such event, the employee is only entitled to any accrued and unpaid compensation as of the date of the termination.

Indemnification Agreements
In addition to the indemnification provisions contained in our certificates of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify each such director or officer to the fullest extent permitted by Delaware law against expenses (including attorneys’ fees), judgments, fines and settlements incurred by such individual in connection with any action, suit or proceeding by reason of such individual’s status or service as a director or officer (other than liabilities with respect to which such individual receives payment from another source, arising in connection with certain final legal judgments, arising from knowing fraud, deliberate dishonesty, willful misconduct, in connection with assertions by such individuals not made in good faith or which are frivolous or which we are prohibited by applicable law from paying) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

Report of the Audit Committee
The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2005 and discussed these financial statements with the Company’s management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by the Statement on Auditing Standards 61, as amended (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the registered independent public accountants the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the registered independent public accountants’ provision of the other, non-audit related services to the Company. Based on its discussions with management and the registered independent public accountants, and its review of the representations and information provided by management and the registered independent public accountants, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31 2005.

By the Audit Committee:

Ralph S. Michael III, Chairman
Raymond C. Kubacki
John W. Mabry
Timothy J. Tully

Report of the Compensation Committee of the Board of Directors on Executive Compensation

Executive Compensation Policy

Philosophy
The compensation committee believes it is important to attract, retain, and motivate highly talented individuals at all levels of the organization through appropriately administered compensation plans and programs. These plans and programs should be consistent with industry practices, or otherwise companies representative of our size and complexity, and be tailored to align an employees performance with shareholder interests. In particular:

  We base compensation on the level of job responsibility, individual performance, and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance and shareholder returns.
  We reflect in our compensation the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers who compete with us for talent.
Methodology
We consider various measures of Company and industry performance, including sales, earnings per share, attrition rates, total market value, and total shareholder return. These data points and metrics assist us in exercising judgment in establishing total compensation ranges. We do not assign these performance measures relative weights. Instead, we make a subjective determination after considering all such measures collectively.

We also retain an independent compensation consultant to assist us in evaluating our executive compensation programs and in setting our chief executive officer’s compensation. The consultant reports directly to the committee. The use of an independent consultant provides additional assurance that our programs are reasonable and consistent with the Company’s objectives.

We further retain independent legal counsel to assist us however the committee feels necessary, including but not limited to contract negotiations, terminations, and restructurings. The independent legal counsel reports directly to the committee.

Components of Executive Compensation for 2005 and 2006

Incentive Plan & Retention Agreements 2006
The Committee also approved the use of Retention Agreements for certain key employees to protect the company and employees.  The entire Board of Directors approved a 2006 Incentive Plan for key employees of approximately $400,000 that relates to the 2006 financial performance versus the business plan.

Chief Executive Officer Compensation for 2005 and 2006
In April of 2006 the Committee approved the hiring of Charles May as Acting President and Chief Executive Officer of the Company.  Mr. May was hired for his proven ability to build and strengthen companies in this industry and assist the Company in achieving it short term and intermediate term objectives.  Mr. May's annual compensation is $420,000 per year and is reflective of his responsibilities and experience.

Annual Compensation
Annual cash compensation for 2005 consisted of base salary and a cash bonus. Other than contractual bonus provisions in Mr. McGinn’s and Mr. Few’s employment agreements, there were no discretionary cash bonuses paid in 2005 to IASG’s top executives. There are no longer any bonus arrangements with our executives. In 2006, Messes. McGinn and Few received only base salary compensation. In 2006, Mr. May is scheduled to receive only base salary compensation.

Long-Term Incentives
Stock options align employee incentives with shareholders because options have value only if the stock price increases over time. Our options, granted at the market price on the date of grant, or in the case of recent (2006) grants, at a premium to market price, ensure that employees are focused on long-term growth. In addition, options help retain key employees because they typically cannot be exercised for three years and, if not exercised, are forfeited if the employee leaves the Company voluntarily. The three-year vesting also helps keep employees focused on long-term performance. In determining the size of option grants, we consider job responsibility, individual performance, and the number of options previously granted.

Chief Executive Officer Compensation for 2005
In establishing Mr. McGinn’s compensation for 2005, we relied upon an existing employment agreement in effect, which provided for a base salary of $416,000 and contractual bonus of $100,000. The Committee, with consultation from Mr. McGinn, determined that a discretionary bonus was not to be paid for 2005 due to the financial performance of the Company. We entered into employment agreements with Messrs. McGinn and Few, Sr. on January 31, 2003 which had a term of three years. Certain terms of their contracts were re-negotiated in November 2005. In January 2006 their agreements were extended for an additional three (3) month period. Under the agreements, Messrs. McGinn and Few, Sr. each received an annual salary of $416,000, Messrs. McGinn, and Few, Sr. also received a leased car paid for by us ranging from $1,000 to $1,200 per month. In addition, each may receive an annual bonus at the discretion of our Board of Directors. The Board of Directors may also provide additional benefits to the employees, including but not limited to, health insurance, disability insurance and life insurance.

In connection with the expiration of Mr. McGinn’s employment agreement on April 30, 2006, we entered into a Transition Services Agreement (the "Transition Services Agreement"), effective April 22, 2006 with Timothy M. McGinn, our Chairman and Chief Executive Officer. Pursuant to the terms of the Transition Services Agreement, Mr. McGinn's status as an employee and officer extend through and terminated on May 31, 2006. Mr. McGinn also ceased to be Chairman of the Board of Directors on May 31, 2006. Under the Transition Services Agreement, Mr. McGinn was entitled to continue to receive his current base salary and to participate in our benefit plans in accordance with the terms currently applicable under Mr. McGinn's expiring employment agreement. In connection with his termination as Chief Executive Officer, we made a one-time cash lump sum payment to Mr. McGinn under the Transition Services Agreement in the amount of fifty per cent of his current rate of annual base salary. Mr. McGinn will be entitled to reimbursement for medical continuation coverage for the lesser of eighteen months or the period for which such coverage remains in effect. Mr. McGinn is subject to a 6-month non-compete agreement following his departure.

The Committee did not grant any equity awards to Mr. McGinn in 2005.

Conclusion
The committee and the board believe that the caliber and motivation of all our employees, and especially our executive leadership, are essential to the Company’s performance. We will continue to evolve and administer our compensation program in a manner that we believe will be in shareholders’ interests and worthy of shareholder support.

The committee is fully comprised of independent directors as defined by the rules of NASDAQ.

                    By Compensation Committee

                    Timothy J Tully, Chairman
                    Raymond C. Kubacki
                    John W Mabry

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of the common stock by each director, each nominee to become a director and each executive named in the Summary Compensation Table and by all executive officers, directors and nominees to become our directors as of July 28, 2006, by each beneficial owner of more than 5% of the outstanding shares thereof as of June 30, 2006. As of the date hereof, we had 24,368,836 shares of our common stock outstanding. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned
Thomas J. Few, Sr. (2) (13)	831,550	3.41%
Timothy M. McGinn (3) (7) (13)	679,618	2.79%
David L. Smith (5) (7) (8) (13)	541,840	2.22%
Bruce E. Quay (4)	50,000	*
Brian E. Shea (10)	3,000	*
Michael T. Moscinski (11)	1,000	*
Robert B. Heintz (10)	1,000	*
Timothy J. Tully (9)	46,000	*
Ralph S. Michael, III (9)	23,000	*
John W. Mabry (9)	23,500	*
Raymond C. Kubacki (6)	7,000	*
Arlene M. Yocum	5,000	*
Jason Mudrick (12)	0	*
Charles T. May (14)	0	*
All Executive Officers and Directors, as a Group 14 persons	2,212,508	9.07%

5% Stockholders
Contrarian Capital Management, LLC	3,217,970	13.21%
411 West Putnam Avenue, Suite 225
Greenwich, CT 06830

Franklin Mutual Advisers LLC	2,619,600	10.75%
51 John F. Kennedy Parkway
Short Hills, NJ 07078

INVESCO Asset Management Ltd.	2,025,600	8.31%
4350 South Monaco St.
Denver, CO 80237

Boston Partner Asset Management LP	1,777,535	7.29%
28 State Street, 20th Floor
Boston, MA 02109

State Teachers Retirement System of Ohio	1,575,000	6.46%
275 East Broad Street
Columbus, OH 43215

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned

5% Stockholders (cont.)

Greywolf Capital Management LP	1,413,971	5.80%
4 Manhattanville Road
Purchase, NY 10577

Eubel Brady & Suttman Asset Management	1,337,947	5.49%
7777 Washington Village Drive, Suite 210
Dayton, OH 45459

Timothy M. McGinn, et.al. (13)	2,681,051	10.86%
c/o McGinn, Smith & Co., Inc.
99 Pine Street, 5th Floor
Albany, NY 12207
____________________
* represents persons who beneficially own less than 1% of our common stock.

(1)	Other than 5% stockholder the address of each of such individuals is c/o Integrated Alarm Services Group, Inc., One Capital Center, 99 Pine Street, 3rd Floor, Albany, New York, 12207.

(2)
Includes 63,600 shares of common stock owned by TJF Enterprises, LLC, which is owned by Mr. Few, Sr. does not include 890,876 shares issuable upon the exercise of options or 59,237 shares issuable upon the exercise of options owned by TJF Enterprises, LLC

(3)	Excludes 356,524 shares issuable upon the exercise of options.

(4)	Includes 4,400 shares of common stock owned by his spouse. Includes 25,000 shares issuable upon the exercise of options.

(5)	Excludes 361,524 shares issuable upon the exercise of options.

(6)	Includes 5,000 shares of common stock issuable upon the exercise of currently exercisable options.

(7)
Includes an aggregate of 227,715 shares owned by entities controlled Messrs. McGinn and Smith. Does not include an aggregate of 50,638 shares issuable upon the exercise of options owned by entities controlled Messrs. McGinn and Smith.

(8)	Includes 10,000 shares owned by Mr. Smith’s adult children.

(9)	Includes 13,000 shares of common stock issuable upon the exercise of currently exercisable stock options.

(10)	Excludes 5,333 shares issuable upon the exercise of options.

(11)	Excludes 8,000 shares issuable upon the exercise of options.

(12)	Jason Mudrick is with the Portfolio Manager of Contrarian Capital Management, LLC which beneficially owns 3,217,970 shares as of June 30, 2006.

(13)
According to the amended 13D filing filed on June 29, 2006, Messrs. McGinn, Few and Smith have formed a Group with Mr. Cranberry LLC, Michael Nahl, Potomac Capital Management LLC, Matthew Rogers, First Integrated Capital Corp. and Joan Fisher Revocable Trust for the purpose of considering and advocating actions which would  maximize, in the Group's opinion,  shareholder value in the Company.  The Group, or members thereof, may pursue a course of action which could lead to a proposal to acquire the Company or substantial assets of the Company.

(14)	Excludes 150,000 option shares issuable upon the exercise of options.

STOCK PERFORMANCE GRAPH

The graph below provides an indicator of cumulative total return on the Company's common stock as compared with the Nasdaq Index and the S&P SmallCap 600 during the period from July 24, 2003 through the end of fiscal 2005. The graph shows the value, at the end of each fiscal quarter, of $100 invested in the Company's common stock or the indices on July 24, 2003 and assumes reinvestment of all dividends. The graph depicts the change in the value of the Company's common stock relative to the noted indices as of the end of each fiscal quarter and not for any interim period. Historical stock price performance is not necessarily indicative of future stock performance.

Comparison of 2 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2005
180
160
140
120
100
80
60
40
20
0
7/23/2003
09/2003
12/2003
03/2004
06/2004
09/2004
12/2004
03/2005
06/2005
09/2005
12/2005
INTEGR ALARM SV
NASDAQ Composite - Total Returns
Russell 2000 Index
S&P 600 Index - Total Return

IASG cumulative Total return Versus Selected Equity Indices

		7/23/2003	09/2003	12/2003	03/2004	06/2004	09/2004	12/2004	03/2005	06/2005	09/2005	12/2005

Integrated Alarm Services Group, Inc.	Return %		-11.41	1.75	12.35	-43.46	-23.52	32.93	-7.29	-13.75	-14.58	-23.47
	Cum $	100.00	88.59	90.14	101.27	57.26	43.80	58.22	53.98	46.55	39.77	30.43

NASDAQ Composite - Total Returns	Return %		10.22	12.29	-0.35	2.80	-7.24	14.87	-7.95	3.07	4.78	2.73
	Cum $	100.00	110.22	123.77	123.33	126.78	117.61	135.09	124.35	128.17	134.30	137.96

Russell 2000 Index	Return %		9.07	14.53	6.27	0.47	-2.86	14.09	-5.34	4.32	4.69	1.13
	Cum $	100.00	109.07	124.92	132.74	133.37	129.56	147.82	139.93	145.97	152.82	154.55

S&P 600 Index - Total Return	Return %		7.08	14.77	6.22	3.60	-1.37	13.00	-2.07	3.94	5.38	0.39
	Cum $	100.00	107.08	122.90	130.54	135.25	133.39	150.73	147.62	153.44	161.69	162.31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

IASG provides alarm monitoring services to related parties which are owned by stockholders of the Company. Revenue earned from these alarm monitoring services was approximately $122,000 for the fiscal year ended December 31, 2005, and will be approximately $100,000 for the fiscal year ended December 31, 2006.

During November 2005, we borrowed approximately $2,500,000 from and entity controlled by our stockholders for a seven day period at a 7.6% interest rate. This was done as the bank credit line was temporarily unavailable during a bank due diligence review. The total interest expense was approximately $4,000. The transaction was approved by the independent directors of our Board.

Suzanne Sweeney, the daughter of Mr. Few, Sr. (former Vice Chairman and President), is Director of Legal Affairs, and has received aggregate compensation of approximately $121,000, $130,000, and $136,000 for fiscal years 2003, 2004 and 2005, respectively. During 2006, Ms. Sweeney is scheduled to earn approximately $130,000 in compensation.

Jeffrey Few, the son of Mr. Few, Sr. was a Vice President of Sales and has received aggregate compensation of approximately $112,000, $135,000, and $133,000 for fiscal years 2003, 2004 and 2005, respectively. Jeffrey Few is no longer with the Company and will receive approximately $98,000 in compensation for 2006.

Thomas J. Few, Jr., the son of Mr. Few, Sr. is Vice President of Sales and Marketing, Monitoring and has received aggregate compensation of approximately $97,000, $127,000, and $154,000 for fiscal years 2003, 2004 and 2005, respectively. Thomas J. Few, Jr. will receive approximately $138,000 in compensation for 2006.

Robert W. Few, the son of Mr. Few, Sr. is Vice President of Operations—Criticom International Corp. and has received aggregate compensation of approximately $80,000, $96,000, and $101,000 for fiscal years, 2003, 2004 and 2005, respectively. Robert W. Few will receive approximately $96,000 in compensation for 2006.

Kathleen Few, the daughter of Mr. Few, Sr. was National Manager of Dealer Care Centers and has received aggregate compensation of approximately $43,000, $53,000 and $70,000 for fiscal years 2003, 2004 and 2005, respectively. Kathleen Few is no longer with the Company and will receive approximately $52,000 in compensation for 2006.

Mary Ann McGinn, the former wife of Mr. McGinn (former Chairman of the Board and Chief Executive Officer), was Senior Vice President—Legal Affairs and remained a consultant to our Company through 2005. She has received aggregate compensation of approximately $95,000, $132,000 and $145,000 for fiscal years 2003, 2004 and 2005, respectively.

Policy Regarding Transactions with Affiliates
Although we believe the foregoing transactions were fair and in our best interests we did not have any formal policy in place. Our Board of Directors adopted a policy in May 2003, that any future transactions with affiliates, including without limitation, our officers, Directors, and principal stockholders, will be on terms no less favorable to us than we could have obtained from unaffiliated third parties. Any such transactions will be approved by a majority of our Board of Directors, including a majority of the independent and disinterested members, or, if required by law, a majority of our disinterested stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our Officers and Directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and Nasdaq. Based solely on a review of the copies of such reports and written representations from the reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 2005 and three month period ended March 31, 2006, our executive officers, Directors and greater than ten percent shareholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

INDEPENDENT AUDITORS

The Board of Directors appointed PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2006.

Fiscal 2005 was the seventh year that PricewaterhouseCoopers LLP audited the Company's financial statements. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

Independent Auditor Fee Information

The information presented below discloses the aggregated fees billed to us for each of the last two fiscal years by PricewaterhouseCoopers LLP.
Audit Fees
Fiscal 2005—$1,816,405. Fiscal 2004—$2,505,525.
This category includes fees for professional services rendered for the audit of our annual financial statements, the review of financial statements included in our Form 10-Q, the audit of our internal control over financial reporting as of December 31, 2005 and 2004, and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. The 2004 amount also includes fees related to our senior notes offering.
Audit Related Fees
There were no fees for products and services that were not disclosed in the other categories of this section.
Tax Fees
Fiscal 2005—$203,120. Fiscal 2004—$185,455.
This category includes fees for professional services that are rendered for tax compliance, tax advice, and tax planning. The nature of the services comprising the fees disclosed in this category are tax return preparation.
All Other Fees
There were no other fees for products and services that are not disclosed in the other categories of this section.

Audit Committee Pre-approval Policies and Procedures and Non-Audit Services

The audit committee, or its Chairman who has been delegated pre-approval authority, considers and has approval authority over all engagements of the independent auditors. If a decision on an engagement is made by an individual member, the decision is presented at the next meeting of the audit committee. All of the fees described above were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

The Audit Committee has considered whether provision of the non-audit services described is compatible with maintaining the independent auditor's independence and has determined that such services have not adversely affected PricewaterhouseCoopers' independence.

OTHER MATTERS

The Board of Directors and Management knows of no other business that will be presented at the Annual Meeting; however, if any other business should properly and lawfully come before the Annual Meeting, the proxies will vote in accordance with their best judgment.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company, which are intended to be presented, by such stockholders at the Company's 2007 annual meeting must be received by the Company no later than April 10, 2007  in order to be included in the proxy statement and form of proxy relating to that meeting. Any such proposal should be addressed to the Company's Corporate Secretary and delivered to the Company's principal executive offices at 99 Pine Street, 3rd Floor, Albany, New York 12207.

                        BY ORDER OF THE BOARD OF DIRECTORS

                        /s/ Brian E. Shea
                       Executive Vice President and Corporate Secretary
August 3, 2006
Albany, New York

Exhibit “A”

INTEGRATED ALARM SERVICES GROUP, INC.

AUDIT COMMITTEE CHARTER

A. Purpose

The purpose of the Audit Committee is to assist the Board of Directors' oversight of:

  the integrity of the Company's financial statements;
  the independent auditor's qualifications and independence;
  the reporting of the Company's independent auditors; and
  the accounting functions and internal controls of the Company.
B. Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.
Independence. Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley. Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be "independent" as defined by such rules and Act.

3.
Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. Unless otherwise determined by the Board of Directors and as permitted by The Nasdaq Stock Market, the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) or other applicable law or regulation (in which case disclosure of such determination shall be made in the Company's annual report filed with the Securities and Exchange Commission (the "SEC")), at least one member of the Audit Committee shall be a "financial expert" (as defined by applicable Nasdaq and SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.
Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.
Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

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C. Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

Oversight of Independent Auditors

1.
Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.
Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. In addition, the Audit Committee shall confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act of 2002. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.
Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.
Preapproval of Services. The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.
Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, obtain and review the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•
alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

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Review of Audited Financial Statements
6.
Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380) requires discussion.

7.
Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

8.	Audit Committee Report. The Audit Committee shall prepare a report for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders.

Review of Other Financial Disclosures

9.
Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim, financial information prior to completion of the independent auditor's review of interim financial information.

Controls and Procedures

10.
Oversight. The Audit Committee shall coordinate the Board of Director's oversight of the Company's internal accounting controls, the Company's disclosure controls and procedures and the Company's code of conduct. The Audit Committee shall receive and review the reports of the Chief Executive Officer and Chief Financial Officer required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13 a-14 of the Exchange Act.

11.
Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12.	Related-Party Transactions. The Audit Committee shall review all related party transitions on an ongoing basis and all such transactions must be approved by the Audit Committee.

13.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.
Meetings. The Audit Committee shall meet (in person or by telephonic meeting) as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee periodically shall meet separately with: (i) the Company's independent auditor and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

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2.
Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall ensure that the Board of Directors receives regular reports of the Audit Committee's meetings,

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.
Independent Advisors. The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.
Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

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GENERAL PROXY - ANNUAL MEETING OF STOCKHOLDERS OF

INTEGRATED ALARM SERVICES GROUP, INC.

This Proxy is solicited on behalf of Integrated Alarm Services Group, Inc's Board of Directors.

The undersigned hereby appoints John W. Mabry, or his designee, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned, and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Integrated Alarm Services Group, Inc., to be held at the Desmond Hotel & Conference Center, 600 Albany-Shaker Rd., Albany, New York 12211, on September 8, 2006 at 9:00 a.m., and at all adjournments thereof, upon the matters specified on the reverse side, all as more fully described in the Proxy Statement dated August 3, 2006 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

INTEGRATED ALARM SERVICES GROUP, INC.

September 8, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.

1.	To elect seven directors to hold for a term of one year.				2.	To transact such other business as may properly come
before the Meeting or any adjourment of the Meeting.
NOMINEES:
	❒	FOR ALL NOMINEES	○	John W. Mabry
			○	Raymond C. Kubacki		The undersigned hereby acknowledges receipt of a copy of the
	❒	WITHHOLD AUTHORITY	○	Charles T. May		accompanying Notice of Meeting and Proxy Statement and hereby
		FOR ALL NOMINEES	○	Ralph S. Michael, III		revokes any proxy or proxies heretofore given.
			○	Jason B. Mudrick
	❒	FOR ALL EXCEPT	○	Timothy J. Tully
		(see intstructions below)	○	Arlene M. Yocum
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the regisitered name(s) on the account may not be submitted via this method.

 Signature of Stockholder ___________________________ Date ____________    Signature of Stockholder ____________________________ Date ____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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